Expanding the range of wireless solutions

FOR IMMEDIATE RELEASE	CONTACT:	Ned Mavrommatis, CFO
201-996-9000; fax: 201-996-9144
ned@id-systems.com

I.D. Systems, Inc. Reports Third Quarter Financial Results

Hackensack, NJ, November 5, 2008—I.D. Systems, Inc. (NASDAQ: IDSY) today announced its financial results for the third quarter of 2008. Revenues for the three months ended September 30, 2008, increased 43.2% to $9.3 million, compared to $6.5 million for the three months ended September 30, 2007. GAAP net income for the quarter was $619,000, or $0.06 cper basic and diluted share, compared to GAAP net loss of $790,000, or ($0.07) per basic and diluted share, for the third quarter of 2007.

Non-GAAP net income for the third quarter of 2008 was $1.3 million, or $0.12 per basic share and $0.11 per diluted share, compared to non-GAAP net income of $43,000, or break-even on a per-share basis, for the third quarter of 2007. Non-GAAP results were calculated by adjusting GAAP net income (loss) for the impact of stock-based compensation, which was $665,000 for the third quarter of 2008 and $833,000 for the third quarter of 2007. A table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” is included in this press release.

“Our strong third quarter results reflect both a high volume of repeat business from core customers—who have a history of deriving benefits from our technology—and initial orders from a variety of new customers,” said Jeffrey Jagid, I.D. Systems’ chairman and chief executive officer. “As a result, we raised the company’s revenue guidance for fiscal 2008, as announced on August 25, 2008, from $24 million to $26 million. We are also very pleased by our continued ability to maintain strong, stable gross margins. Our third quarter results are especially gratifying considering the current economic climate.”

For the quarter ended September 30, 2008, gross profit margin was 51.1%, compared to 49.8% for the corresponding period in 2007.

Selling, general and administrative expenses for the quarter decreased 2.3% to $3.9 million, compared to $4.0 million for the third quarter in 2007. As a percentage of revenues, SG&A expenses decreased to 41.9%, compared to 61.4% for the third quarter in 2007.

Research and development expenditures decreased 18.8% to $672,000 for the third quarter, compared to $828,000 for the corresponding period in 2007. The decrease resulted primarily from one-time costs during the third quarter of 2007 for work relating to the development of European compliant products. As a percentage of revenues, R&D decreased to 7.2%, compared to 12.7% for the third quarter in 2007.

For the nine-month period ended September 30, 2008, revenues increased 43.1% to $19.1 million, compared to $13.4 million for the nine months ended September 30, 2007. Gross profit margin for the nine-month period was 50.9%, compared to 48.8% for the comparable period in 2007. GAAP net loss for the nine-month period was $2.9 million, or ($.27) per basic and diluted share, compared to GAAP net loss of $4.9 million, or ($.43) per basic and diluted share, for the first nine months of 2007.

Adjusting for $2.3 million in stock-based compensation expenses, non-GAAP net loss for the nine months ended September 30, 2008, was $636,000, or ($0.06) per basic and diluted share. For the corresponding period in 2007, non-GAAP net loss was $2.5 million, or ($0.22) per basic and diluted share, adjusting for $2.4 million in stock-based compensation expenses. A table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” is included in this press release.

For the nine months ended September 30, 2008, SG&A expenses were $12.4 million compared to $11.7 million for the same period in 2007. The increase was attributable primarily to increased payroll and related expenses resulting from the hiring of additional employees. Research and development expenditures for the period were essentially unchanged at $2.1 million compared to the nine months ended September 30, 2007.

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As of September 30, 2008, I.D. Systems had $53.8 million in cash, cash equivalents and marketable securities, and $26.3 million of working capital, compared to $65.0 million and $31.9 million, respectively, as of December 31, 2007.

During the three months ended September 30, 2008, the company purchased approximately 131,000 shares of its common stock in open market transactions under the company’s stock repurchase program initiated in May of 2007. The average cost per share for these transactions was $7.10, for a total cost during the quarter of approximately $933,000. As of September 30, 2008, I.D. Systems had purchased a cumulative total of approximately 1.0 million shares of its common stock at an average cost of $9.39 per share, for a cumulative total cost of approximately $9.7 million. As of September 30, 2008, the maximum dollar value of shares that may yet be purchased under the program is approximately $324,000.

Highlights of the third quarter ended September 30, 2008, included:

•	I.D. Systems’ core customers continued expanding their use of the company’s wireless industrial vehicle management technology, including Wal-Mart, Walgreens, and the U.S. Postal Service.

•
Xerox Corporation, the world’s leading document management technology and services enterprise with 2007 revenues of more than $17 billion, selected I.D. Systems’ wireless vehicle management system to deploy on a fleet of forklifts at a Xerox distribution center in Ohio, as announced on July 2, 2008. The order was facilitated by I.D. Systems’ channel partner, NACCO Materials Handling Group, Inc. (NMHG), and one of its Yale® brand industrial lift truck dealers.

•	NMHG and its Hyster® brand forklift distributors facilitated the purchase of I.D. Systems’ wireless vehicle management system by two other new customers:

o
Georgia-Pacific, one of the world’s leading manufacturers and marketers of tissue, packaging, paper, cellulose, building products, and related chemicals, which operates in more than 300 locations worldwide, ordered a pilot deployment of I.D. Systems’ technology.

o
Osram-Sylvania, a leading global manufacturer of lighting products, ordered I.D. Systems’ new Opti-Kan™ optimized electronic kanban system as part of its Wireless Asset Net® industrial fleet management solution.

•
Severstal, one of the largest integrated steel companies in the U.S., ordered a full-facility deployment of I.D. Systems’ wireless industrial vehicle management system through its local lift truck dealer.

•
Two of the world’s leading heavy equipment manufacturers, Caterpillar and Bobcat, ordered I.D. Systems’ PowerKey® brand wireless industrial vehicle monitoring systems for deployment at U.S. manufacturing facilities.

•
I.D. Systems initiated pilot programs with its first customers in Continental Europe—two major automotive manufacturers and a tier-one automotive industry supplier—which are piloting I.D. Systems’ wireless fleet management technology on industrial trucks at production plants in, respectively, Germany, Spain and France.

Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts at 4:45 p.m. Eastern Time on November 5, 2008. Jeffrey Jagid, chairman and CEO, will lead a discussion on the results of the quarter and recent developments. After opening remarks, there will be a question and answer period. The conference call will be broadcast live over the Internet via the Investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

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Non-GAAP Measures

To supplement its financial statements presented in accordance with GAAP, I.D. Systems provides certain non-GAAP measures of financial performance.  These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share.  Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors' overall understanding of I.D. Systems' current financial performance and provide further information for comparative information due to the adoption of accounting standard SFAS 123R.  Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook.  Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the financial tables included in this press release.

About I.D. Systems

Based in Hackensack, New Jersey, with a European business office in Düsseldorf, Germany, I.D. Systems, Inc. is a leading provider of wireless solutions for managing and securing high-value enterprise assets, including industrial vehicles, such as forklifts and airport ground support equipment, and rental vehicles. The company’s patented technology, which utilizes radio frequency identification, or RFID, technology, addresses the needs of organizations to control, track, monitor and analyze their assets. For more information, visit www.id-systems.com.

About Wireless Industrial Vehicle Management

Wireless industrial vehicle management systems help improve workplace safety and security by restricting vehicle access to trained, authorized operators, providing electronic vehicle safety inspection checklists, and sensing vehicle impacts. These systems also help reduce fleet maintenance costs by automatically uploading vehicle data, reporting vehicle problems electronically, scheduling maintenance according to actual vehicle usage rather than by calendar or manual data entry, and helping determine the optimal economic time to replace equipment. In addition, wireless fleet management systems help improve productivity by establishing accountability for use of equipment, ensuring equipment is in the proper place at the right time, streamlining work flow through automated messaging, and providing management with unique metrics on—and controls over—equipment utilization.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as the Company's outlook for 2008 financial results. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be forward-looking statements.  These forward-looking statements are subject to risk and uncertainties, including, but not limited to, future economic and business conditions, the loss of any of the Company’s key customers or reduction in the purchase of its products by any such customers, the failure of the market for the Company’s products to continue to develop, the inability to protect the Company’s intellectual property, the inability to manage the Company’s growth, the effects of competition from a wide variety of local, regional, national and other providers of wireless solutions and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2007. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the Company. The Company assumes no obligation to update the information contained in this press release.
-- Tables to Follow --

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I.D. Systems, Inc.
GAAP Condensed Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2007	2008	2007	2008
Revenue:
Products	$5,466,000	$7,360,000	$8,481,000	$14,084,000
Services	1,052,000	1,977,000	4,881,000	5,041,000
	6,518,000	9,337,000	13,362,000	19,125,000
Cost of Revenue:
Cost of products	2,725,000	3,622,000	4,282,000	6,836,000
Cost of services	546,000	948,000	2,564,000	2,545,000
	3,271,000	4,570,000	6,846,000	9,381,000

Gross Profit	3,247,000	4,767,000	6,516,000	9,744,000

Selling, general and administrative expenses	4,004,000	3,910,000	11,708,000	12,449,000
Research and development expenses	828,000	672,000	2,128,000	2,091,000

Income (loss) from operations	(1,585,000)	185,000	(7,320,000)	(4,796,000)
Interest income	784,000	434,000	2,344,000	1,853,000
Interest expense	(2,000)	--	(9,000)	--
Other income	13,000	--	89,000	--

Net income (loss)	$(790,000)	$619,000	$(4,896,000)	$(2,943,000)

Net income (loss) per share - basic	$(0.07)	$0.06	$(0.43)	$(0.27)

Net income (loss) per share - diluted	$(0.07)	$0.06	$(0.43)	$(0.27)

Weighted average common shares outstanding - basic	11,150,000	10,915,000	11,265,000	10,885,000

Weighted average common shares outstanding - diluted	11,150,000	11,175,000	11,265,000	10,885,000

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I.D. Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2008
Net income (loss) attributable to common stockholders	$(790,000)	$619,000	$(4,896,000)	$(2,943,000)

Stock-based compensation	833,000	665,000	2,435,000	2,307,000

Non-GAAP income (loss)	$43,000	$1,284,000	$(2,461,000)	$(636,000)

Non-GAAP net income (loss) per share - basic	$0.00	$0.12	$(0.22)	$(0.06)

Non-GAAP net income (loss) per share - diluted	$0.00	$0.11	$(0.22)	$(0.06)

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I.D. Systems, Inc.
Condensed Balance Sheets

		September 30,
	December 31, 2007	2008 (Unaudited)
ASSETS
Cash and cash equivalents	$5,103,000	$6,723,000
Marketable securities - short term	21,385,000	8,929,000
Accounts receivable, net	2,875,000	9,705,000
Unbilled receivables	580,000	898,000
Inventory	4,420,000	2,454,000
Interest receivable	142,000	259,000
Prepaid expenses and other current assets	291,000	397,000
Total current assets	34,796,000	29,365,000

Marketable securities - long term	38,515,000	38,116,000
Goodwill	--	200,000
Other intangible assets	--	178,000
Fixed assets, net	1,398,000	1,122,000
Other assets	87,000	107,000

	$74,796,000	$69,088,000
LIABILITIES
Accounts payable and accrued expenses	$2,594,000	$2,254,000
Current portion of long term debt	19,000	--
Deferred revenue	291,000	775,000
Total current liabilities	2,904,000	3,029,000

Deferred revenue	167,000	228,000
Deferred rent	55,000	39,000
Total liabilities	3,126,000	3,296,000

STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $.01 par value; none issued	--	--
Common stock; authorized 50,000,000 shares, $.01 par value; 11,561,000 and 12,082,000 shares issued at December 31, 2007 and September 30, 2008, respectively, shares outstanding, 11,015,000 and 10,938,000 at December 31, 2007 and September 30, 2008, respectively.	115,000	120,000
Additional paid-in capital	97,076,000	100,755,000
Accumulated deficit	(19,492,000)	(22,435,000)
Accumulated other comprehensive income (loss)	11,000	(2,090,000)
	77,710,000	76,350,000
Treasury stock; 546,000 shares and 1,144,000 shares at cost at December 31, 2007 and September 30, 2008, respectively	(6,040,000)	(10,558,000)
Total stockholders’ equity	71,670,000	65,792,000
Total liabilities and stockholders’ equity	$74,796,000	$69,088,000

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I.D. Systems, Inc.
Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
	2007	2008
Cash flows from operating activities:

Net loss	$(4,896,000)	$(2,943,000)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Inventory reserve	175,000	126,000
Accrued interest income	120,000	(117,000)
Stock-based compensation expense	2,435,000	2,307,000
Depreciation and amortization expense	401,000	340,000
Deferred rent expense	(16,000)	(16,000)
Deferred revenue	138,000	545,000
Deferred contract costs	25,000	--
Changes in:
Accounts receivable	(1,552,000)	(6,830,000)
Unbilled receivables	911,000	(318,000)
Inventory	2,131,000	2,031,000
Prepaid expenses and other assets	(91,000)	(126,000)
Accounts payable and accrued expenses	(1,757,000)	(764,000)
Net cash used in operating activities	(1,976,000)	(5,765,000)

Cash flows from investing activities:
Purchase of fixed assets	(368,000)	(60,000)
Business acquisition	--	(572,000)
Purchase of investments	(10,940,000)	(21,163,000)
Maturities of investments	12,145,000	31,917,000

Net cash provided by investing activities	837,000	10,122,000

Cash flows from financing activities:
Repayment of term loan	(165,000)	(19,000)
Proceeds from exercise of stock options	301,000	1,376,000
Purchase of treasury shares	(4,968,000)	(4,094,000)
Collection of officer loan	8,000	--

Net cash used in financing activities	(4,824,000)	(2,736,000)
Net (decrease) increase in cash and cash equivalents	(5,963,000)	1,620,000
Cash and cash equivalents - beginning of period	9,644,000	5,103,000
Cash and cash equivalents - end of period	$3,681,000	$6,723,000
Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$9,000	$--
Non-cash financing activity:
Shares withheld pursuant to stock issuances	$344,000	$424,000